UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2010

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 16, 2010, Cadence Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders in San Diego, California. The Company solicited votes by proxy pursuant to proxy solicitation materials first distributed to its stockholders on or about May 6, 2010. The following is a brief description of the proposals voted on at the meeting, all of which were approved, and the final voting results:

Proposal 1.	The election of Michael A. Berman, Todd W. Rich and Theodore R. Schroeder as Class I directors for a three-year term expiring at the 2013 Annual Meeting of Stockholders:

Nominee	For	Withheld
Michael A. Berman	42,653,016	97,188
Todd W. Rich	42,725,562	24,642
Theodore R. Schroeder	42,724,462	25,742

Proposal 2.	The approval of the amendment and restatement of the Company’s 2006 Equity Incentive Award Plan to preserve the Company’s ability to deduct compensation associated with future performance-based awards made under the plan to certain executives:

For	Against	Abstain	Broker Non-Votes
32,544,740	10,197,424	8,040	4,080,027

Proposal 3.	The ratification of the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
46,804,122	10,355	15,754	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ WILLIAM R. LARUE
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: June 17, 2010